NEWS RELEASE
WESCO International, Inc. / 225 West Station Square Drive, Suite 700 / Pittsburgh, PA 15219
Wesco International Reports Record Third Quarter 2026 Results
•Record third quarter reported net sales of $7.2 billion, up 17% YOY and up 8% sequentially
–Organic sales up 17% YOY
–Data center sales of $1.8 billion, up ~55% YOY
–Non-data center sales up 7% YOY
•Record total company backlog, up ~80% YOY
•Third quarter operating margin of 6.2%, up 60 basis points YOY; adjusted EBITDA margin of 7.8%, up 100 basis points YOY
•Record third quarter diluted EPS of $5.43; record adjusted diluted EPS of $5.77, up 47% YOY
•Third quarter operating cash flow of $194 million; free cash flow of $184 million
•Financial leverage of 2.8x, down from 3.4x at 2025 year-end
•Raising 2026 outlook on record sales, profitability and backlog
PITTSBURGH, October 29, 2026 /PR Newswire/ -- Wesco International (NYSE: WCC), a leading provider of business-to-business distribution, logistics services and supply chain solutions, announces its results for the third quarter of 2026.

“We are very pleased with our record third quarter results and carry positive business momentum into the fourth quarter. Once again, sales, backlog, operating profit, and earnings per share all increased double digits versus the prior year and achieved records that exceeded our expectations. We are particularly pleased with our free cash flow generation during the quarter which was strong given the sales growth we delivered. The past five consecutive quarters of double-digit sales growth demonstrate Wesco’s higher growth profile which extends well beyond our important data center positioning. Customer demand is strong across the rest of our diversified portfolio and end markets, with sales up high single-digits excluding data centers. Our customers continue to invest in major capital and infrastructure projects and increasingly rely on Wesco to manage their needs as we add more services to our portfolio and demonstrate the continued effectiveness of our One Wesco cross-selling strategy. Especially noteworthy, our backlog was up over 80%, to a new record level for each of our three business units,” said John Engel, Chairman, President, and CEO.

Mr. Engel concluded, “The power of our customer value proposition, global capabilities, and leading portfolio of products, services and solutions is clear as we continue to outperform the market. Our backlog growth is being fueled by multi-year customer commitments, as our large customers recognize our unique capabilities across the communications, security, electrical, utility and power markets. As a result, we are again significantly raising our full-year 2026 outlook reflecting our confidence in our continued strong execution. Given the positive market momentum that we are seeing, I’m bullish that Wesco will continue to outperform our markets and deliver superior value to our customers, suppliers, and shareholders to close out 2026 and in 2027.”

Key Financial Highlights

	Three Months Ended September 30			Nine Months Ended September 30
($ in millions except per share data)	2026 Reported	2025 Reported	Change vs prior year quarter	2026 Reported	2025 Reported	Change vs prior year
GAAP Results
Net sales	$7,226.4	$6,199.1	16.6%	$19,971.6	$17,442.4	14.5%
Selling, general, and administrative expenses	$1,062.4	$922.9	15.1%	$3,032.7	$2,631.4	15.3%
Operating profit	$450.8	$345.4	30.5%	$1,126.5	$908.5	24.0%
Net income attributable to common stockholders	$267.8	$187.5	42.8%	$630.6	$480.6	31.2%
Earnings per diluted share	$5.43	$3.79	43.3%	$12.77	$9.71	31.5%
Operating cash flow	$193.9	$(82.7)	334.5%	$469.0	$53.1	783.2%
Effective tax rate	24.4%	23.5%	90 basis points	23.3%	24.4%	(110) basis points

($ in millions except per share data)	2026 Adjusted	2025 Adjusted	Change vs prior year quarter	2026 Adjusted	2025 Adjusted	Change vs prior year
Non-GAAP Results
Organic sales growth	16.6%	12.1%	N/A	13.9%	8.3%	N/A
Gross profit	$1,565.8	$1,317.4	18.9%	$4,313.6	$3,685.7	17.0%
Gross margin	21.7%	21.3%	40 basis points	21.6%	21.1%	50 basis points
Adjusted selling, general, and administrative expenses	$1,037.6	$914.1	13.5%	$2,967.2	$2,607.3	13.8%
Adjusted EBITDA	$561.5	$423.0	32.7%	$1,437.5	$1,127.8	27.5%
Adjusted EBITDA margin	7.8%	6.8%	100 basis points	7.2%	6.5%	70 basis points
Adjusted net income attributable to common stockholders	$284.4	$193.9	46.7%	$676.8	$470.9	43.7%
Adjusted earnings per diluted share	$5.77	$3.92	47.2%	$13.70	$9.51	44.1%
Free cash flow	$184.2	$(89.3)	306.3%	$429.9	$6.6	6,413.6%
Net Sales
•On an organic basis, which removes the impact of the Newark Engineering Group (“Newark”) acquisition and differences in foreign exchange rates, sales for the third quarter of 2026 grew by 16.6%. The increase in organic sales reflects volume growth in all three segments (CSS, EES and UBS), as well as a favorable impact from changes in price. Sequentially, net sales increased 8.4% and organic sales grew by 8.5%. Record backlog at the end of the third quarter of 2026 was up by approximately 80% compared to the end of the third quarter of 2025.
•For the first nine months of 2026, organic sales grew by 13.9%. The increase in organic sales reflects volume growth in all three segments (CSS, EES and UBS), as well as a favorable impact from changes in price.
Gross Profit and Gross Margin
•The increase in gross margin for the three and nine months ended September 30, 2026 reflects improved gross margin in the EES and CSS segments.
Selling, General, and Administrative (“SG&A”) Expenses
•The increase in SG&A expenses for the third quarter of 2026 is primarily driven by an increase in commissions and incentives due to company performance, as well as higher salaries and benefits. SG&A expenses for the third quarter of 2026 include $24.8 million of digital transformation costs, compared to $8.8 million of digital transformation and restructuring costs for the third quarter of 2025. Adjusted for these costs, SG&A expenses were 14.4% and 14.7% of net sales for the third quarter of 2026 and 2025, respectively, reflecting improved operating cost leverage on the sales growth.
•The increase in SG&A expenses for the first nine months of 2026 is primarily driven by an increase in commissions and incentives due to company performance, as well as higher salaries and benefits. SG&A expenses for the first nine months of 2026 include $65.5 million of digital transformation costs, compared to $24.1 million for the first nine months of 2025. Adjusted for these costs, SG&A expenses were 14.9% of net sales for the first nine months of 2026 and 2025.

Adjusted EBITDA and Adjusted EBITDA Margin
•The increase in adjusted EBITDA and adjusted EBITDA margin for the third quarter of 2026 reflects higher sales, increased gross margin, and improved operating cost leverage. Sequentially, adjusted EBITDA margin increased 50 basis points.
•The increase in adjusted EBITDA and adjusted EBITDA margin for the first nine months of 2026 primarily reflects higher sales and increased gross margin.
Effective Tax Rate
•The higher effective tax rate for the three months ended September 30, 2026 is largely driven by a higher annual effective tax rate resulting from higher non-deductible compensation expense as compared to the prior year period.
•The lower effective tax rate for the nine months ended September 30, 2026 is largely driven by higher discrete income tax benefits relating to the exercise and vesting of stock-based awards and return to provision adjustments primarily attributable to lower U.S. tax on foreign income, partially offset by higher non-deductible compensation expense as compared to the prior year period.
Adjusted Earnings Per Diluted Share
•The increase in adjusted earnings per diluted share in the third quarter of 2026 reflects higher adjusted EBITDA, partially offset by a $32.8 million increase in the adjusted provision for income taxes.
•The increase in adjusted earnings per diluted share in the first nine months of 2026 reflects higher adjusted EBITDA, partially offset by a $47.4 million increase in the adjusted provision for income taxes and a $22.5 million increase in interest expense. The increase in interest expense was primarily driven by higher net term debt throughout the first nine months compared to the prior year, as well as a $10.0 million non-cash loss on extinguishment of debt, partially offset by the issuance of the 2031 Notes and 2034 Notes at lower rates as compared to the 2028 Notes, as well as lower rates on the amended accounts receivables securitization facility and the amended revolving credit facility. Additionally, the prior year period included the favorable impact of the Series A Preferred Stock redemption, partially offset by $27.3 million of preferred stock dividends.
Operating Cash Flow
•Net cash provided by operating activities for the third quarter of 2026 totaled $193.9 million compared to net cash used in operating activities of $82.7 million in the third quarter of 2025. The $276.6 million increase includes a $326.9 million impact from accounts payable, due to increased inventory purchases, as well as the timing of inventory purchases and payments to suppliers as compared to the prior year. A $227.3 million impact from changes in other current and noncurrent liabilities, primarily driven by deferred revenue due to advance payments from customers and milestone billings, and an increase in net income as adjusted for certain non-cash items versus the prior year also contributed to the increase. These increases were partially offset by a $169.3 million impact from inventories, primarily due to an increase in volume related to growth in large projects as compared to the prior year, a $93.6 million impact from changes in other current and noncurrent assets, primarily due to increases in supplier prepayments, and a $90.0 million impact from changes in trade accounts receivable, primarily due to increased sales growth in all three segments, as well as the timing of receipts from customers as compared to the prior year
•Net cash provided by operating activities for the first nine months of 2026 totaled $469.0 million, compared to $53.1 million for the first nine months of 2025. The $415.9 million increase includes a $478.2 million impact from changes in accounts payable, due to increased inventory purchases, as well as the timing of inventory purchases and payments to suppliers as compared to the prior year. Other current and noncurrent liabilities additionally contributed to the increase, with a $397.7 million impact primarily driven by deferred revenue due to advance payments from customers and milestone billings. An increase in net income as adjusted for certain non-cash items also contributed to the increase in operating cash flows. These increases were partially offset by a $299.9 million impact from changes in trade accounts receivable and a $261.6 million impact from changes in other current and noncurrent assets. The impact from trade accounts receivable was primarily due to increased sales growth in all three segments, as well as the timing of receipts from customers as compared to the prior year, and the impact from other current and noncurrent assets was primarily due to increases in supplier prepayments. A $198.6 million impact from inventories also offset the increases, primarily due to an increase in volume related to increased growth in large projects as compared to the prior year.

Webcast and Teleconference Access
Wesco will conduct a webcast and teleconference to discuss the third quarter of 2026 earnings as described in this News Release on Thursday, October 29, 2026, at 10:00 a.m. E.T. The call will be broadcast live over the internet and can be accessed from the Investor Relations page of the Company's website at https://investors.wesco.com. The call will be archived on this internet site for seven days.

Wesco International (NYSE: WCC) builds, connects, powers and protects the world. Headquartered in Pittsburgh, Pennsylvania, Wesco is a FORTUNE 500® company with approximately $24 billion in annual sales in 2025 and a leading provider of business-to-business distribution, logistics services and supply chain solutions. Wesco offers a best-in-class product and services portfolio of Electrical and Electronic Solutions, Communications and Security Solutions, and Utility and Broadband Solutions. The Company employs approximately 21,000 people, partners with the industry’s premier suppliers, and serves thousands of customers around the world. With millions of products, end-to-end supply chain services, and significant digital capabilities, Wesco provides innovative solutions to meet customer needs across commercial and industrial businesses, technology companies, telecommunications providers, and utilities. Wesco operates more than 700 sites, including distribution centers, fulfillment centers, and sales offices in approximately 50 countries, providing a local presence for customers and a global network to serve multi-location businesses and global corporations.

Forward-Looking Statements
All statements made herein that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding business strategy, growth strategy, competitive strengths, productivity and profitability enhancement, competition, new product and service introductions, and liquidity and capital resources. Such statements can generally be identified by the use of words such as "anticipate," "plan," "believe," "estimate," "intend," "expect," "project," and similar words, phrases or expressions or future or conditional verbs such as "could," "may," "should," "will," and "would," although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and beliefs of Wesco's management, as well as assumptions made by, and information currently available to, Wesco's management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of Wesco's and Wesco's management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.
Important factors that could cause actual results or events to differ materially from those presented or implied in the forward-looking statements include, among others, the failure to achieve the anticipated benefits of, and other risks associated with, acquisitions, joint ventures, divestitures and other corporate transactions; the inability to successfully integrate acquired businesses; the impact of increased interest rates or borrowing costs; fluctuations in currency exchange rates; evolving impacts from tariffs or other trade tensions between the U.S. and other countries (including implementation of new tariffs and retaliatory measures); failure to adequately protect Wesco's intellectual property or successfully defend against infringement claims; the inability to successfully deploy new technologies, digital products and information systems or to otherwise adapt to emerging technologies in the marketplace, such as those incorporating artificial intelligence (AI); risks relating to our use or reliance on AI; failure to execute on our efforts and programs related to environmental, social and governance (ESG) matters; unanticipated expenditures or other adverse developments related to compliance with new or stricter government policies, laws or regulations, including those relating to data privacy, cybersecurity, competition, sustainability and environmental protection; the inability to successfully develop, manage or implement new technology initiatives or business strategies, including with respect to the expansion of e-commerce or AI capabilities and other digital solutions and digitalization initiatives; disruption of information technology systems or operations; natural disasters (including as a result of climate change), health epidemics, pandemics and other outbreaks; supply chain disruptions; geopolitical conflicts and issues, such as the ongoing Middle East and Russia/Ukraine conflicts; the impact of changing and expanding export controls, sanctions, and data localization rules; the failure to manage the increased risks and impacts of cyber incidents or data breaches; and exacerbation of key materials shortages, inflationary cost pressures, material cost increases, demand volatility, and logistics and capacity constraints, any of which may have a material adverse effect on the Company's business, results of operations and financial condition. All such factors are difficult to predict and are beyond the Company's control. Additional factors that could cause results to differ materially from those described above can be found in Wesco's most recent Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission.

Contact Information
Investor Relations	Corporate Communications
Scott Gaffner Senior Vice President, Investor Relations investorrelations@wescodist.com	Jennifer Sniderman Vice President, Corporate Communications Corporate_Communications@wesco.com
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30, 2026		September 30, 2025
Net sales	$7,226.4		$6,199.1
Cost of goods sold (excluding depreciation and amortization)	5,660.6	78.3%	4,881.7	78.7%
Selling, general and administrative expenses	1,062.4	14.7%	922.9	14.9%
Depreciation and amortization	52.6		49.1
Income from operations	450.8	6.2%	345.4	5.6%
Interest expense, net	93.6		99.0
Other expense, net	1.9		—
Income before income taxes	355.3	4.9%	246.4	4.0%
Provision for income taxes	86.8		57.8
Net income	268.5	3.7%	188.6	3.0%
Less: Net income attributable to noncontrolling interests	0.7		1.1
Net income attributable to common stockholders	$267.8	3.7%	$187.5	3.0%

Earnings per diluted share attributable to common stockholders	$5.43		$3.79
Weighted-average common shares outstanding and common share equivalents used in computing earnings per diluted common share	49.3		49.5

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(Unaudited)

	Nine Months Ended
	September 30, 2026		September 30, 2025
Net sales	$19,971.6		$17,442.4
Cost of goods sold (excluding depreciation and amortization)	15,658.0	78.4%	13,756.7	78.9%
Selling, general and administrative expenses	3,032.7	15.2%	2,631.4	15.1%
Depreciation and amortization	154.4		145.8
Income from operations	1,126.5	5.6%	908.5	5.2%
Interest expense, net	300.7		278.2
Other expense (income), net	1.3		(7.0)
Income before income taxes	824.5	4.1%	637.3	3.7%
Provision for income taxes	192.3		155.7
Net income	632.2	3.2%	481.6	2.8%
Less: Net income attributable to noncontrolling interests	1.6		1.3
Net income attributable to WESCO International, Inc.	630.6	3.2%	480.3	2.8%
Plus: Gain on redemption of Series A Preferred Stock	—		27.6
Less: Preferred stock dividends	—		27.3
Net income attributable to common stockholders	$630.6	3.2%	$480.6	2.8%

Earnings per diluted share attributable to common stockholders	$12.77		$9.71
Weighted-average common shares outstanding and common share equivalents used in computing earnings per diluted common share	49.4		49.5

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in millions)
(Unaudited)

	As of
	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$842.5	$604.8
Trade accounts receivable, net	5,050.2	4,069.6
Inventories	4,687.1	4,008.8
Other current assets	958.6	773.0
Total current assets	11,538.4	9,456.2

Goodwill and intangible assets	5,141.2	5,112.6
Other assets	2,095.2	1,926.1
Total assets	$18,774.8	$16,494.9

Liabilities and Equity
Current liabilities:
Accounts payable	$4,166.1	$3,030.5
Short-term debt and current portion of long-term debt, net	24.8	25.0
Other current liabilities	1,563.5	1,241.3
Total current liabilities	5,754.4	4,296.8

Long-term debt, net	5,982.8	5,756.4
Other noncurrent liabilities	1,604.8	1,415.3
Total liabilities	13,342.0	11,468.5

Equity:
Total equity	5,432.8	5,026.4
Total liabilities and equity	$18,774.8	$16,494.9

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Nine Months Ended
	September 30, 2026	September 30, 2025
Operating activities:
Net income	$632.2	$481.6
Add back (deduct):
Depreciation and amortization	154.4	145.8
Change in trade receivables, net	(1,003.5)	(703.6)
Change in inventories	(704.9)	(506.3)
Change in accounts payable	1,152.3	674.1
Other, net	238.5	(38.5)
Net cash provided by operating activities	469.0	53.1

Investing activities:
Capital expenditures	(80.7)	(55.4)
Acquisition payments, net of cash acquired	(127.7)	(36.0)
Other, net	4.6	(9.0)
Net cash used in investing activities	(203.8)	(100.4)

Financing activities:
Debt borrowings, net(1)	223.9	679.5
Payments for taxes related to net-share settlement of equity awards	(50.5)	(35.9)
Repurchases of common stock	(75.0)	(75.0)
Redemption of preferred stock	—	(540.3)
Payment of common stock dividends	(73.1)	(66.3)
Payment of preferred stock dividends	—	(27.3)
Other, net	(47.3)	(28.9)
Net cash used in financing activities	(22.0)	(94.2)

Effect of exchange rate changes on cash and cash equivalents	(5.5)	10.8

Net change in cash and cash equivalents	237.7	(130.7)
Cash and cash equivalents at the beginning of the period	604.8	702.6
Cash and cash equivalents at the end of the period	$842.5	$571.9
(1)    The nine months ended September 30, 2026 includes the issuance of the Company's $650 million aggregate principal amount of 5.250% Senior Notes due 2031 (the “2031 Notes”) and $850 million aggregate principal amount of 5.500% Senior Notes due 2034 (the “2034 Notes” and, together with the 2031 Notes, the “2031 and 2034 Notes”). The proceeds from the issuance of the 2031 and 2034 Notes were used for the redemption of the Company's $1,325 million aggregate principal amount of 7.250% Senior Notes due 2028 (the “2028 Notes”) and to repay a portion of the amounts outstanding under the Revolving Credit Facility. The nine months ended September 30, 2025 includes the issuance of the Company's $800 million aggregate principal amount of 6.375% senior notes due 2033 (the “2033 Notes”). The Company used the net proceeds from the issuance of the 2033 Notes to redeem all of the Company’s outstanding 10.625% Series A Fixed-Rate Reset Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) and all of the related depositary shares representing fractional interests in the Series A Preferred Stock, and to repay a portion of the amounts outstanding under the Revolving Credit Facility.

NON-GAAP FINANCIAL MEASURES

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) above, this earnings release includes certain non-GAAP financial measures. These financial measures include organic sales growth, gross profit, gross margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, financial leverage, free cash flow, adjusted selling, general and administrative expenses, adjusted income from operations, adjusted operating margin, adjusted other non-operating expense (income), adjusted provision for income taxes, adjusted income before income taxes, adjusted net income, adjusted net income attributable to WESCO International, Inc., adjusted net income attributable to common stockholders, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of our financial condition and results of operations on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude items impacting comparability of results such as digital transformation costs, restructuring costs, cloud computing arrangement amortization, pension settlement gain, and the related income tax effects, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts and ratios)
(Unaudited)

Organic Sales Growth by Segment - Three Months Ended:

	Three Months Ended		Growth/(Decline)
	September 30, 2026	September 30, 2025	Reported Sales	Acquisition	Foreign Exchange	Workday	Organic Sales

EES	$2,772.4	$2,359.6	17.5%	—%	(0.3)%	—%	17.8%
CSS	2,933.5	2,410.9	21.7%	0.2%	0.1%	—%	21.4%
UBS	1,520.5	1,428.6	6.4%	—%	(0.2)%	—%	6.6%
Total net sales	$7,226.4	$6,199.1	16.6%	0.1%	(0.1)%	—%	16.6%

Organic Sales Growth by Segment - Nine Months Ended:

	Nine Months Ended		Growth/(Decline)
	September 30, 2026	September 30, 2025	Reported Sales	Acquisition	Foreign Exchange	Workday	Organic Sales

EES	$7,527.3	$6,682.7	12.6%	—%	0.5%	—%	12.1%
CSS	8,093.6	6,676.4	21.2%	0.1%	0.9%	—%	20.2%
UBS	4,350.7	4,083.3	6.5%	—%	—%	—%	6.5%
Total net sales	$19,971.6	$17,442.4	14.5%	—%	0.6%	—%	13.9%

Organic Sales Growth by Segment - Sequential:

	Three Months Ended		Growth/(Decline)
	September 30, 2026	June 30, 2026	Reported Sales	Acquisition	Foreign Exchange	Workday	Organic Sales

EES	$2,772.4	$2,510.7	10.4%	—%	(0.3)%	—%	10.7%
CSS	2,933.5	2,681.2	9.4%	0.2%	(0.2)%	—%	9.4%
UBS	1,520.5	1,473.2	3.2%	—%	(0.1)%	—%	3.3%
Total net sales	$7,226.4	$6,665.1	8.4%	0.1%	(0.2)%	—%	8.5%
Note: Organic sales growth is a non-GAAP financial measure of sales performance. Organic sales growth is calculated by deducting the percentage impact from acquisitions and divestitures for one year following the respective transaction, fluctuations in foreign exchange rates and number of workdays from the reported percentage change in consolidated net sales. Workday impact represents the change in the number of operating days period-over-period after adjusting for weekends and public holidays in the United States; There was no change in the number of workdays in the third quarter of 2026 compared to the third quarter of 2025, in the first nine months of 2026 compared to the first nine months of 2025, or in the third quarter of 2026 compared to the second quarter of 2026.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts and ratios)
(Unaudited)

	Three Months Ended		Nine Months Ended
Gross Profit:	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Net sales	$7,226.4	$6,199.1	$19,971.6	$17,442.4
Cost of goods sold (excluding depreciation and amortization)	5,660.6	4,881.7	15,658.0	13,756.7
Gross profit	$1,565.8	$1,317.4	$4,313.6	$3,685.7
Gross margin	21.7%	21.3%	21.6%	21.1%
Note: Gross profit is a financial measure commonly used in the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts and ratios)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Adjusted SG&A Expenses:
SG&A expenses	$1,062.4	$922.9	$3,032.7	$2,631.4
Digital transformation costs(1)	(24.8)	(10.4)	(65.5)	(24.1)
Restructuring costs(2)	—	1.6	—	—
Adjusted SG&A expenses	$1,037.6	$914.1	$2,967.2	$2,607.3
Percentage of net sales	14.4%	14.7%	14.9%	14.9%

Adjusted Income from Operations:
Income from operations	$450.8	$345.4	$1,126.5	$908.5
Digital transformation costs(1)	24.8	10.4	65.5	24.1
Restructuring costs(2)	—	(1.6)	—	—
Adjusted income from operations	$475.6	$354.2	$1,192.0	$932.6
Adjusted income from operations margin %	6.6%	5.7%	6.0%	5.3%

Adjusted Other Expense (Income), net:
Other expense (income), net	$1.9	$—	$1.3	$(7.0)
Pension settlement gain(3)	2.0	—	2.0	—
Loss on termination of business arrangement(4)	—	—	—	(0.3)
Adjusted other expense (income), net	$3.9	$—	$3.3	$(7.3)

Adjusted Provision for Income Taxes:
Provision for income taxes	$86.8	$57.8	$192.3	$155.7
Income tax effect of adjustments to income from operations and other expense (income), net(5)	6.2	2.4	17.3	6.5
Adjusted provision for income taxes	$93.0	$60.2	$209.6	$162.2

Adjusted Net Income Attributable to Common Stockholders:
Net income attributable to common stockholders	$267.8	$187.5	$630.6	$480.6
Digital transformation costs(1)	24.8	10.4	65.5	24.1
Restructuring costs(2)	—	(1.6)	—	—
Pension settlement gain(3)	(2.0)	—	(2.0)	—
Loss on termination of business arrangement(4)	—	—	—	0.3
Income tax effect of adjustments to income from operations and other income, net(5)	(6.2)	(2.4)	(17.3)	(6.5)
Gain on redemption of Series A Preferred Stock	—	—	—	(27.6)
Adjusted net income attributable to common stockholders	$284.4	$193.9	$676.8	$470.9
(1) Digital transformation costs include costs associated with certain digital transformation initiatives.
(2)    Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.
(3)    Pension settlement gain represents income as a result of the partial settlement and remeasurement of the Company's EECOL Canada pension plan.
(4)    Loss on termination of business arrangement represents the loss recognized as a result of management's decision to terminate a business arrangement with a third party.
(5) The adjustments to income from operations and other expense (income), net have been tax effected at rates of 27.1% and 26.7% for the three months ended September 30, 2026 and 2025, respectively, and 27.2% and 26.4% for the nine months ended September 30, 2026 and 2025, respectively.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts and ratios)
(Unaudited)

	Three Months Ended		Nine Months Ended
Adjusted Earnings per Diluted Share:	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Adjusted income from operations	$475.6	$354.2	$1,192.0	$932.6
Interest expense, net	93.6	99.0	300.7	278.2
Adjusted other expense (income), net	3.9	—	3.3	(7.3)
Adjusted income before income taxes	378.1	255.2	888.0	661.7
Adjusted provision for income taxes	93.0	60.2	209.6	162.2
Adjusted net income	285.1	195.0	678.4	499.5
Net income attributable to noncontrolling interests	0.7	1.1	1.6	1.3
Adjusted net income attributable to WESCO International, Inc.	284.4	193.9	676.8	498.2
Preferred stock dividends	—	—	—	27.3
Adjusted net income attributable to common stockholders	$284.4	$193.9	$676.8	$470.9

Diluted shares	49.3	49.5	49.4	49.5
Adjusted earnings per diluted share	$5.77	$3.92	$13.70	$9.51
Note: For the three and nine months ended September 30, 2026, SG&A expenses, income from operations, other non-operating expense (income), provision for income taxes, net income attributable to common stockholders and earnings per diluted share have been adjusted to exclude digital transformation costs, the gain recognized from the partial settlement of the EECOL Canada pension plan, and the related income tax effects. For the three and nine months ended September 30, 2025, SG&A expenses, income from operations, the provision for income taxes, net income attributable to common stockholders and earnings per diluted share have been adjusted to exclude digital transformation costs, restructuring costs, the related income tax effects, and the gain on redemption of the Company's Series A Preferred Stock. Other non-operating expense (income), the provision for income taxes, net income attributable to common stockholders and earnings per diluted share for the nine months ended September 30, 2025 was also adjusted to exclude the loss on termination of business arrangement and the related income tax effect. These non-GAAP financial measures provide a better understanding of our financial results on a comparable basis.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts and ratios)
(Unaudited)

	Three Months Ended September 30, 2026
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$247.2	$275.9	$149.1	$(404.4)	$267.8
Net income (loss) attributable to noncontrolling interests	0.4	0.7	—	(0.4)	0.7
Provision for income taxes(1)	—	—	—	86.8	86.8
Interest expense, net(1)	—	—	—	93.6	93.6
Depreciation and amortization	13.5	21.8	8.6	8.7	52.6
EBITDA	$261.1	$298.4	$157.7	$(215.7)	$501.5
Other (income) expense, net	(2.8)	13.4	(0.3)	(8.4)	1.9
Stock-based compensation expense	0.8	1.6	0.8	17.5	20.7
Digital transformation costs(2)	—	—	—	24.8	24.8
Cloud computing arrangement amortization(3)	—	—	—	12.6	12.6
Adjusted EBITDA	$259.1	$313.4	$158.2	$(169.2)	$561.5
Adjusted EBITDA margin %	9.3%	10.7%	10.4%		7.8%
(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.
(2) Digital transformation costs include costs associated with certain digital transformation initiatives.
(3) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

	Three Months Ended September 30, 2025
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$183.2	$191.7	$140.7	$(328.1)	$187.5
Net income (loss) attributable to noncontrolling interests	0.3	1.2	—	(0.4)	1.1
Provision for income taxes(1)	—	—	—	57.8	57.8
Interest expense, net(1)	—	—	—	99.0	99.0
Depreciation and amortization	12.7	19.3	7.8	9.3	49.1
EBITDA	$196.2	$212.2	$148.5	$(162.4)	$394.5
Other expense (income), net	1.1	7.0	(0.2)	(7.9)	—
Stock-based compensation expense	1.0	1.3	0.5	7.9	10.7
Digital transformation costs(2)	—	—	—	10.4	10.4
Cloud computing arrangement amortization(3)	—	—	—	9.0	9.0
Restructuring costs(4)	—	—	—	(1.6)	(1.6)
Adjusted EBITDA	$198.3	$220.5	$148.8	$(144.6)	$423.0
Adjusted EBITDA margin %	8.4%	9.1%	10.4%		6.8%
(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the corporate tax and treasury functions.
(2) Digital transformation costs include costs associated with certain digital transformation initiatives.
(3) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

(4) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts and ratios)
(Unaudited)

	Three Months Ended June 30, 2026
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$204.1	$232.2	$136.8	$(364.1)	$209.0
Net income (loss) attributable to noncontrolling interests	0.2	0.6	—	(0.2)	0.6
Provision for income taxes(1)	—	—	—	62.4	62.4
Interest expense, net(1)	—	—	—	110.4	110.4
Depreciation and amortization	13.7	19.8	9.1	8.5	51.1
EBITDA	$218.0	$252.6	$145.9	$(183.0)	$433.5
Other expense (income), net	12.6	18.7	—	(31.5)	(0.2)
Stock-based compensation expense	0.7	1.6	0.9	15.9	19.1
Digital transformation costs(2)	—	—	—	23.2	23.2
Cloud computing arrangement amortization(3)	—	—	—	11.6	11.6
Adjusted EBITDA	$231.3	$272.9	$146.8	$(163.8)	$487.2
Adjusted EBITDA margin %	9.2%	10.2%	10.0%		7.3%
(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.
(2) Digital transformation costs include costs associated with certain digital transformation initiatives.
(3) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

Note: EBITDA, adjusted EBITDA and adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. For the three months ended September 30, 2026 and June 30, 2026, adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, and cloud computing arrangement amortization. For the three months ended September 30, 2025, adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, cloud computing arrangement amortization, and restructuring costs.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts and ratios)
(Unaudited)

	Nine Months Ended September 30, 2026
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$615.4	$696.4	$407.6	$(1,088.8)	$630.6
Net income (loss) attributable to noncontrolling interests	0.7	1.7	—	(0.8)	1.6
Provision for income taxes(1)	—	—	—	192.3	192.3
Interest expense, net(1)	—	—	—	300.7	300.7
Depreciation and amortization	40.4	61.4	26.2	26.4	154.4
EBITDA	$656.5	$759.5	$433.8	$(570.2)	$1,279.6
Other expense (income), net	16.6	45.2	(0.7)	(59.8)	1.3
Stock-based compensation expense	2.3	4.8	2.6	46.2	55.9
Digital transformation costs(2)	—	—	—	65.5	65.5
Cloud computing arrangement amortization(3)	—	—	—	35.2	35.2
Adjusted EBITDA	$675.4	$809.5	$435.7	$(483.1)	$1,437.5
Adjusted EBITDA margin %	9.0%	10.0%	10.0%		7.2%
(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.
(2) Digital transformation costs include costs associated with certain digital transformation initiatives.
(3) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

	Nine Months Ended September 30, 2025
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$470.4	$481.0	$408.8	$(879.6)	$480.6
Net income (loss) attributable to noncontrolling interests	0.3	1.9	—	(0.9)	1.3
Gain on redemption of Series A Preferred Stock	—	—	—	(27.6)	(27.6)
Preferred stock dividends	—	—	—	27.3	27.3
Provision for income taxes(1)	—	—	—	155.7	155.7
Interest expense, net(1)	—	—	—	278.2	278.2
Depreciation and amortization	37.3	57.4	23.2	27.9	145.8
EBITDA	$508.0	$540.3	$432.0	$(419.0)	$1,061.3
Other expense (income), net	12.7	33.7	(2.6)	(50.8)	(7.0)
Stock-based compensation expense	3.1	4.0	1.3	20.9	29.3
Digital transformation costs(2)	—	—	—	24.1	24.1
Cloud computing arrangement amortization(3)	—	—	—	20.1	20.1
Adjusted EBITDA	$523.8	$578.0	$430.7	$(404.7)	$1,127.8
Adjusted EBITDA margin %	7.8%	8.7%	10.5%		6.5%
(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.
(2) Digital transformation costs include costs associated with certain digital transformation initiatives.
(3) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

Note: Adjusted EBITDA and adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. For the nine months ended September 30, 2026 and September 30, 2025, adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, and cloud computing arrangement amortization.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts and ratios)
(Unaudited)

	Twelve Months Ended
Financial Leverage:	September 30, 2026	December 31, 2025

Net income attributable to common stockholders	$795.8	$645.8
Net income attributable to noncontrolling interests	2.6	2.3
Gain on redemption of Series A Preferred Stock	(5.3)	(32.9)
Preferred stock dividends	—	27.3
Provision for income taxes	249.9	213.4
Interest expense, net	409.2	386.7
Depreciation and amortization	206.1	197.6
EBITDA	$1,658.3	$1,440.2
Other income, net	(1.2)	(9.6)
Stock-based compensation expense	67.1	40.5
Digital transformation costs(1)	76.5	35.2
Cloud computing arrangement amortization(2)	45.3	30.2
Adjusted EBITDA	$1,846.0	$1,536.5
	As of
	September 30, 2026	December 31, 2025
Short-term debt and current portion of long-term debt, net	$24.8	$25.0
Long-term debt, net	5,982.8	5,756.4
Debt discount and debt issuance costs(3)	50.6	48.0
Total debt	6,058.2	5,829.4
Less: Cash and cash equivalents	842.5	604.8
Total debt, net of cash	$5,215.7	$5,224.6

Financial leverage ratio	2.8	3.4
(1)Digital transformation costs include costs associated with certain digital transformation initiatives.
(2)Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.
(3)Debt is presented in the Condensed Consolidated Balance Sheets net of debt discount and debt issuance costs.
Note: Financial leverage ratio is a non-GAAP measure of the use of debt. Financial leverage ratio is calculated by dividing total debt, excluding debt issuance costs, and debt discount, net of cash, by adjusted EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as the trailing twelve months EBITDA before other non-operating expense (income), non-cash stock-based compensation expense, digital transformation costs, and cloud computing arrangement amortization.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts and ratios)
(Unaudited)

	Three Months Ended		Nine Months Ended
Free Cash Flow:	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Cash flow provided by operations	$193.9	$(82.7)	$469.0	$53.1
Less: Capital expenditures	(29.1)	(13.2)	(80.7)	(55.4)
Add: Other adjustments	19.4	6.6	41.6	8.9
Free cash flow	$184.2	$(89.3)	$429.9	$6.6
Percentage of adjusted net income	64.6%	(45.8)%	63.4%	1.3%
Note: Free cash flow is a non-GAAP financial measure of liquidity. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund investing and financing activities. For the three and nine months ended September 30, 2026 and 2025, the Company paid for certain costs related to digital transformation and restructuring. Such expenditures have been added back to operating cash flow to determine free cash flow for such periods. Our calculation of free cash flow may not be comparable to similar measures used by other companies.